Exhibit 10.37
Sixth Amendment to Merchant Agreement & Operating Procedures
          This Sixth Amendment to Merchant Agreements Operating Procedures, dated as of May 1, 2007 (“Amendment”), between Nordstrom, Inc (“Nordstrom” or “Merchant”), and Nordstrom fsb (“Bank”), amends and supplements that certain Merchant Agreements Operating Procedures, dated as of August 30, 1991, as amended by a First Amendment, dated March 1, 2000, a Second Amendment, dated March 2, 2000, a Third Amendment dated October 1, 2001, a Fourth Amendment dated as of November 1, 2002 and a Fifth Amendment dated as of November 1, 2005 (collectively, the “Agreement”) between Nordstrom fsb (as successor in interest to Nordstrom National Credit Bank) and Nordstrom. Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Agreement.
          The Bank and Nordstrom wish to amend the Agreement to correctly reflect updated pricing, as set forth in this Amendment.
          Therefore, in consideration of the mutual covenants and conditions contained herein, the parties hereby amend and supplement the Agreement as follows:
          1. Effective May 1, 2007, Section 17 of the Agreement is hereby amended by deleting the existing provision in its entirety and replacing it with the following provision:
     17 Fees.
(a) Merchant and the Bank agree that Merchant’s payment to the Bank of its fees, expressed as a percentage of the total of each Bank Credit Card Transaction, for services rendered to Merchant under this Agreement will also be sufficient to compensate the Bank for services rendered to Merchant pursuant to the terms hereof. Merchant will pay fees to Bank hereunder (the “Merchant Fees”) to compensate Bank for services provided as issuer, acquirer and service provider with respect to the Bank Credit Cards and Bank Credit Card Transactions Beginning May 1, 2007, the total Merchant Fees payable by Merchant hereunder shall be 2.0% of the net face amount of sales slips (less any credit slips) credited to the Bank by Merchant in connection with Bank Credit Card Transactions.
(b) Receivables shall be transferred daily, and the Bank will charge Merchant the applicable percentage on all sales slips purchased on a daily basis.
(c) In addition to all other amounts payable hereunder, Nordstrom shall pay Bank a fee of one dollar ($1.00) per month for every active Nordstrom private label credit card (also referred to hereunder as a “Bank Credit Card”) account, which account was opened by Bank on or after October 20, 2005 for a cardholder whose FICO score was under 600 at the time such account was opened.
          2. Except as specifically amended hereby, the terms and conditions of the Agreement are unchanged and in full force and effect.
          IN WITNESS WHEREOF the parties have executed this Amendment effective as of the date first written above

Nordstrom fsb, a federal savings bank		Nordstrom Inc., a Washington corporation

By:	/s/ Marc Anacker	By:	/s/ Kevin Knight

Title:	SVP Finance	Title:	Executive VP